NEWS FOR IMMEDIATE RELEASE

January 29, 2013                                                                      For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the three and twelve months ended December 31, 2012.

For the twelve months ended December 31, 2012, net income was $49.5 million as compared to $43.8 million for 2011, representing an increase of 13.1%, while diluted earnings per share were $1.84, as compared to $1.65 per share for 2011.  Net income, excluding restructuring and merger-related expenses, was $52.1 million compared to $43.8 million for 2011, representing an increase of 18.9%, while diluted earnings per share, excluding restructuring and merger-related expenses, were $1.94 (non-GAAP measure), compared to $1.65 per share for 2011.

During the year, WesBanco had many accomplishments, including the acquisition of Fidelity Bancorp, Inc. (“Fidelity”), a reduction in non-performing loans, elimination of certain unprofitable branches, growth in non-interest income, and increased loan originations and outstanding loan balances, while maintaining strong capital ratios.  As of November 30, 2012, WesBanco completed the acquisition of Fidelity, a Pittsburgh-based bank.  Fidelity had assets of $0.6 billion and operates 13 branches throughout the Pittsburgh metropolitan area.  Fidelity’s assets and liabilities are included in our financial statements at fair value, and income and expense are included subsequent to the merger date.

Mr. Limbert commented, “2012 was a successful year in many ways.  We are very pleased with the completion of the acquisition of Fidelity.  We are very excited to work with the experienced Fidelity team in expanding our presence in Pittsburgh and offering our expanded array of products to their customers. Another major accomplishment this year was the continued improvement in credit quality resulting in our ability to reduce the provision for credit losses in each of the last five quarters.  We were also able to grow loans outstanding through our loan origination efforts which provided net loan growth in 2012 of over 4.0%.  Our accomplishments during 2012 have resulted in the significant improvement in our operating results and growth in net income.”

Financial Condition

Total assets at December 31, 2012 increased 9.8% or $542.7 million from the prior year-end due to the acquisition of Fidelity and organic growth. Portfolio loans increased $448.4 million or 13.8% with $313.4 million from the acquisition and the remaining $135.0 million as WesBanco’s originations outpaced paydowns. Separate from the Fidelity acquisition, WesBanco grew outstanding loans 4.2% from the previous year as a result of a 29.7% growth in loan originations from the prior year. The organic loan growth and declines in higher cost borrowings of $110.9 million over the last twelve months were funded by organic deposit growth and the use of other liquid assets. Deposits increased $550.4 million or 12.5% in 2012, with $455.0 million from the acquisition and $95.4 million from organic growth.  Goodwill and core deposit intangibles created by the merger totaled approximately $43.5 million.

WesBanco has continued to maintain strong regulatory capital ratios even after the completion of the Fidelity acquisition. At December 31, 2012, tier I leverage was 8.67%, tier I risk-based capital was 12.82%, and total risk-based capital was 14.07%, all of which were relatively unchanged from the prior year end.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.77% at December 31, 2012, a nine basis point increase from a year ago.  Strong earnings and improved capital have enabled WesBanco to increase its dividend four times over the last two years totaling 29% to the current $0.18 per share, an approximate 3.2% dividend yield.

Credit Quality

WesBanco has continued to improve credit quality over the last two years. Total non-performing loans were $63.7 million or 1.73% of total loans at December 31, 2012, which represents a 26.7% decrease from $86.9 million or 2.68% at December 31 of the prior year.   The 2012 ending balance includes accruing and non-accrual troubled debt restructurings (“TDR’s”) totaling $9.4 million related to the implementation during the quarter of a regulatory requirement for primarily mortgage, home equity and consumer loans discharged in bankruptcy, which the borrower has continued to repay after the discharge. Classified and criticized loans decreased $85.4 million or 33.1% from December 31, 2011.  Sales of commercial loans during 2012 decreased non-performing loans by $9.4 million and classified and criticized loans by $10.3 million compared to December 31, 2011.  Additionally, $11.3 million of non-performing commercial loans acquired in the Fidelity acquisition, with a fair value of $6.9 million, were sold concurrent with the merger in the fourth quarter.

Net charge-offs for 2012 were $22.1 million, or 0.67% of average portfolio loans, compared to $42.5 million or 1.30% for 2011. As a result of the improvement in all measures of credit quality, the provision for credit losses was $19.9 million for 2012 compared to $35.3 million for 2011.  The allowance for loan losses represented 1.43% of total portfolio loans at year end; however, if the credit mark on the Fidelity loans were to be included, the allowance would approximate 1.62% of loans.   After an independent review of the merger date loan portfolio, the gross loan mark of $12.6 million was similar to the amount disclosed upon announcement of the merger.

Net Interest Income, Non-Interest Income and Non-Interest Expense

Net interest income decreased $1.0 million or 0.6% for 2012 compared to 2011 as a result of the low interest rate environment.   While the average outstanding loan balances increased during 2012, these increases were not sufficient to offset the decline in average interest rates.  Non-interest income increased $4.9 million or 8.2% in 2012 compared to 2011.  Trust fees increased $0.9 million as assets under management continued to increase from customer initiatives of trust and investment development activities that began in the first half of 2012.  Electronic banking fees increased 12.4% in 2012 due to increased transaction volumes.  Net gains on sales of mortgage loans increased $0.9 million due to increased volume and higher margins on sold loans.  The net loss on other real estate owned improved $1.0 million and net security gains were $2.5 million in 2012.  Service charges on deposits decreased $1.5 million primarily from decreases in customer usage of overdraft lines.

Non-interest expense increased 7.0% for the year compared to 2011 partially due to restructuring and merger-related expenses of $3.9 million.  Merger expenses in 2012 related to the Fidelity merger were $3.2 million, while restructuring costs associated with the closure of six branch offices were $0.7 million.  Total non-interest expense would have increased 4.2% for the year without these charges.  Salaries and wages increased $2.2 million in 2012 due to routine annual adjustments to compensation, increases in incentive compensation expense, and an increase in full-time equivalent employees (“FTE”) of 139 primarily due to the acquisition of Fidelity.  Employee benefits expense increased $4.1 million year-to-date primarily from increased pension and employee health insurance costs.  Partially offsetting these increases were reduced marketing expense of $0.9 million and reduced FDIC insurance of $0.9 million.

Fourth Quarter of 2012 compared to Fourth Quarter of 2011

For the fourth quarter of 2012, net income was $12.7 million compared to $10.6 million for the fourth quarter of 2011, representing an increase of 18.9%, while diluted earnings per share were $0.46 as compared to $0.40 per share for the fourth quarter of 2011. Net income for the fourth quarter of 2012, excluding restructuring and merger-related expenses, was $14.2 million compared to $10.6 million for 2011, representing an increase of 34.0%, while diluted earnings per share excluding restructuring and merger-related expenses were $0.52, compared to $0.40 per share for 2011.

Net income increased for the quarter primarily due to a $6.4 million decrease in the provision for credit losses as a result of improved credit quality, and a $1.3 million increase in net interest income from increased average assets due to organic loan growth in 2012 and the acquisition of Fidelity.  Non-interest income increased $1.8 million due to a 10.9% increase in trust fees from growth in assets under management, higher electronic banking fees, increased gains on sale of mortgage loans, and near break-even charges on disposition of other real estate owned in the 2012 quarter.  Increases in non-interest expense were due to the restructuring and merger-related expenses, increased FTEs and normal increases at WesBanco for compensation increases, while increased employee benefits were due to higher pension and employee health insurance costs.

WesBanco is a multi-state bank holding company with total assets of approximately $6.1 billion, operating through 118 branch locations and 107 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 respectively, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2012	2011	% Change	2012	2011	% Change
Loans, including fees	$ 42,311	$ 42,767	(1.07%)	$ 166,656	$ 175,818	(5.21%)
Interest and dividends on securities:
Taxable	7,677	8,862	(13.37%)	32,461	36,034	(9.92%)
Tax-exempt	3,129	3,059	2.29%	12,399	12,109	2.39%
Total interest and dividends on securities	10,806	11,921	(9.35%)	44,860	48,143	(6.82%)
Other interest income	55	52	5.77%	170	206	(17.48%)
Total interest and dividend income	53,172	54,740	(2.86%)	211,686	224,167	(5.57%)
Interest expense
Interest bearing demand deposits	395	487	(18.89%)	1,526	2,160	(29.35%)
Money market deposits	397	1,108	(64.17%)	2,183	4,802	(54.54%)
Savings deposits	168	337	(50.15%)	864	1,505	(42.59%)
Certificates of deposit	6,321	7,347	(13.96%)	26,371	31,054	(15.08%)
Total interest expense on deposits	7,281	9,279	(21.53%)	30,944	39,521	(21.70%)
Federal Home Loan Bank borrowings	789	1,456	(45.81%)	4,473	7,199	(37.87%)
Other short-term borrowings	976	1,232	(20.78%)	4,480	4,823	(7.11%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	840	839	0.12%	3,438	3,259	5.49%
Total interest expense	9,886	12,806	(22.80%)	43,335	54,802	(20.92%)
Net interest income	43,286	41,934	3.22%	168,351	169,365	(0.60%)
Provision for credit losses	3,272	9,631	(66.03%)	19,874	35,311	(43.72%)
Net interest income after provision for credit losses	40,014	32,303	23.87%	148,477	134,054	10.76%
Non-interest income
Trust fees	4,655	4,198	10.89%	18,044	17,173	5.07%
Service charges on deposits	4,565	4,638	(1.57%)	17,138	18,629	(8.00%)
Electronic banking fees	2,807	2,603	7.84%	11,336	10,088	12.37%
Net securities brokerage revenue	1,284	1,048	22.52%	4,604	4,413	4.33%
Bank-owned life insurance	870	864	0.69%	3,516	3,566	(1.40%)
Net gains on sales of mortgage loans	1,015	679	49.48%	2,876	1,977	45.47%
Net securities gains	752	865	(13.06%)	2,463	963	155.76%
Net loss on other real estate owned and other assets	(7)	(312)	97.76%	(305)	(1,290)	76.36%
Other income	1,656	1,185	39.75%	5,103	4,369	16.80%
Total non-interest income	17,597	15,768	11.60%	64,775	59,888	8.16%
Non-interest expense
Salaries and wages	15,885	14,633	8.56%	58,913	56,673	3.95%
Employee benefits	5,924	4,456	32.94%	21,462	17,321	23.91%
Net occupancy	2,771	2,805	(1.21%)	10,905	11,255	(3.11%)
Equipment	2,604	2,193	18.74%	9,221	8,745	5.44%
Marketing	953	1,281	(25.60%)	4,235	5,142	(17.64%)
FDIC insurance	937	1,008	(7.04%)	3,899	4,768	(18.23%)
Amortization of intangible assets	570	588	(3.06%)	2,150	2,410	(10.79%)
Restructuring and merger-related expense	2,370	-	100.00%	3,888	-	100.00%
Other operating expenses	9,567	8,530	12.16%	35,447	33,981	4.31%
Total non-interest expense	41,581	35,494	17.15%	150,120	140,295	7.00%
Income before provision for income taxes	16,030	12,577	27.45%	63,132	53,647	17.68%
Provision for income taxes	3,380	1,940	74.23%	13,588	9,838	38.12%
Net Income	$ 12,650	$ 10,637	18.92%	$ 49,544	$ 43,809	13.09%

Taxable equivalent net interest income	$ 44,971	$ 43,581	3.19%	$ 175,027	$ 175,885	(0.49%)

Per common share data
Net income per common share - basic	$ 0.46	$ 0.40	15.00%	$ 1.84	$ 1.65	11.52%
Net income per common share - diluted	$ 0.46	$ 0.40	15.00%	$ 1.84	$ 1.65	11.52%
Dividends declared	$ 0.18	$ 0.16	12.50%	$ 0.70	$ 0.62	12.90%
Book value (period end)				$ 24.45	$ 23.80	2.73%
Tangible book value (period end) (1)				$ 13.34	$ 13.17	1.29%
Average common shares outstanding - basic	27,523,958	26,629,360	3.36%	26,867,227	26,614,697	0.95%
Average common shares outstanding - diluted	27,549,655	26,629,688	3.45%	26,888,847	26,615,281	1.03%
Period end common shares outstanding	29,214,660	26,629,360	9.71%	29,214,660	26,629,360	9.71%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2012	2011	% Change

Return on average assets	0.88%	0.81%	8.64%
Return on average equity	7.54	7.01	7.56
Return on average tangible equity (1)	13.68	13.32	2.70
Yield on earning assets (2)	4.40	4.80	(8.33)
Cost of interest bearing liabilities	1.04	1.32	(21.21)
Net interest spread (2)	3.36	3.48	(3.45)
Net interest margin (2)	3.53	3.66	(3.55)
Efficiency (1) (2)	60.98	59.50	2.49
Average loans to average deposits	74.15	76.32	(2.84)
Annualized net loan charge-offs/average loans	0.66	1.30	(49.23)
Effective income tax rate	21.52	18.34	17.34

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011

Return on average assets	0.87%	0.92%	0.87%	0.87%	0.77%
Return on average equity	7.36	7.83	7.45	7.54	6.61
Return on average tangible equity (1)	13.16	14.09	13.57	13.93	12.31
Yield on earning assets (2)	4.27	4.37	4.43	4.54	4.61
Cost of interest bearing liabilities	0.93	1.03	1.07	1.14	1.22
Net interest spread (2)	3.34	3.34	3.36	3.40	3.39
Net interest margin (2)	3.50	3.51	3.53	3.57	3.56
Efficiency (1) (2)	62.67	59.45	61.06	60.64	59.81
Average loans to average deposits	74.40	74.95	73.35	73.88	74.31
Annualized net loan charge-offs/average loans	0.47	0.54	0.84	0.82	1.22
Effective income tax rate	21.09	21.16	22.33	21.56	15.42
Trust assets, market value at period end	$ 3,238,556	$ 3,236,618	$ 3,133,741	$ 3,164,235	$ 2,973,352

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	December 31,			September 30,	September 30, 2012
Assets	2012	2011	% Change	2012	to December 31, 2012
Cash and due from banks	$ 91,716	$ 129,396	(29.12)%	$ 97,736	(6.16)%
Due from banks - interest bearing	33,889	10,929	210.08	18,675	81.47
Securities:
Available-for-sale, at fair value	1,021,244	1,016,340	0.48	993,754	2.77
Held-to-maturity (fair values of $639,273; $621,472 and $598,854, respectively)	602,509	592,925	1.62	559,156	7.75
Total securities	1,623,753	1,609,265	0.90	1,552,910	4.56
Loans held for sale	21,903	6,084	260.01	14,225	53.98
Portfolio loans:
Commercial real estate	1,858,345	1,685,565	10.25	1,717,241	8.22
Commercial and industrial	478,025	426,315	12.13	447,767	6.76
Residential real estate	793,702	621,383	27.73	684,016	16.04
Home equity	277,226	251,785	10.10	255,787	8.38
Consumer	280,464	254,320	10.28	248,155	13.02
Total portfolio loans, net of unearned income	3,687,762	3,239,368	13.84	3,352,966	9.99
Allowance for loan losses	(52,699)	(54,810)	3.85	(53,476)	1.45
Net portfolio loans	3,635,063	3,184,558	14.15	3,299,490	10.17
Premises and equipment, net	88,866	82,204	8.10	80,176	10.84
Accrued interest receivable	19,354	19,268	0.45	19,171	0.95
Goodwill and other intangible assets, net	324,465	283,150	14.59	281,570	15.23
Bank-owned life insurance	119,671	110,074	8.72	112,720	6.17
Other assets	120,037	101,102	18.73	100,286	19.69
Total Assets	$ 6,078,717	$ 5,536,030	9.80%	$ 5,576,959	9.00%

Liabilities
Deposits:
Non-interest bearing demand	$ 874,923	$ 705,415	24.03%	$ 760,308	15.07%
Interest bearing demand	831,368	698,113	19.09	784,748	5.94
Money market	847,805	789,037	7.45	778,121	8.96
Savings deposits	740,568	596,549	24.14	649,959	13.94
Certificates of deposit	1,649,620	1,604,752	2.80	1,515,076	8.88
Total deposits	4,944,284	4,393,866	12.53	4,488,212	10.16
Federal Home Loan Bank borrowings	111,187	168,186	(33.89)	91,617	21.36
Other short-term borrowings	142,971	196,887	(27.38)	186,886	(23.50)
Junior subordinated debt owed to unconsolidated subsidiary trusts	113,832	106,066	7.32	106,091	7.30
Total borrowings	367,990	471,139	(21.89)	384,594	(4.32)
Accrued interest payable	3,856	4,975	(22.49)	4,628	(16.68)
Other liabilities	48,403	32,260	50.04	40,203	20.40
Total Liabilities	5,364,533	4,902,240	9.43	4,917,637	9.09

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,214,660 shares; 26,633,848 shares and 26,667,739 shares issued, respectively;
29,214,660 shares; 26,629,360 shares and 26,665,519 shares outstanding, respectively	60,863	55,487	9.69	55,558	9.55
Capital surplus	241,672	191,679	26.08	192,159	25.77
Retained earnings	419,246	388,818	7.83	411,853	1.80
Treasury stock ( 0; 4,488 and 2,220 shares - at cost, respectively)	-	(96)	(100.00)	(44)	(100.00)
Accumulated other comprehensive income (loss)	(6,365)	(902)	(605.65)	1,019	(724.63)
Deferred benefits for directors	(1,232)	(1,196)	(3.01)	(1,223)	(0.74)
Total Shareholders' Equity	714,184	633,790	12.68	659,322	8.32
Total Liabilities and Shareholders' Equity	$ 6,078,717	$ 5,536,030	9.80%	$ 5,576,959	9.00%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended December 31,				For the Year Ended December 31,
	2012		2011		2012		2011
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 22,277	0.36%	$ 53,005	0.25%	$ 26,865	0.25%	$ 48,723	0.21%
Loans, net of unearned income (1)	3,463,911	4.86%	3,237,808	5.24%	3,323,078	5.02%	3,256,887	5.40%
Securities: (2)
Taxable	1,275,530	2.41%	1,246,971	2.84%	1,270,446	2.56%	1,179,458	3.06%
Tax-exempt (3)	340,788	5.65%	305,129	6.17%	323,885	5.89%	299,357	6.22%
Total securities	1,616,318	3.09%	1,552,100	3.50%	1,594,331	3.23%	1,478,815	3.70%
Other earning assets	17,158	0.82%	22,899	0.33%	19,621	0.52%	25,030	0.42%
Total earning assets (3)	5,119,664	4.27%	4,865,812	4.61%	4,963,895	4.40%	4,809,455	4.80%
Other assets	641,331		647,999		642,491		630,788
Total Assets	$ 5,760,995		$ 5,513,811		$ 5,606,386		$ 5,440,243

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 814,894	0.19%	$ 577,644	0.33%	$ 755,908	0.20%	$ 628,037	0.34%
Money market accounts	800,059	0.20%	900,494	0.49%	781,400	0.28%	792,565	0.61%
Savings deposits	679,646	0.10%	588,799	0.23%	645,310	0.13%	570,093	0.26%
Certificates of deposit	1,558,594	1.61%	1,609,711	1.81%	1,547,379	1.70%	1,636,753	1.90%
Total interest bearing deposits	3,853,193	0.75%	3,676,648	1.00%	3,729,997	0.83%	3,627,448	1.09%
Federal Home Loan Bank borrowings	92,264	3.40%	172,609	3.35%	130,048	3.44%	210,506	3.42%
Other borrowings	178,809	2.17%	204,311	2.39%	191,534	2.34%	194,768	2.48%
Junior subordinated debt	108,673	3.08%	106,062	3.14%	106,727	3.22%	106,050	3.07%
Total interest bearing liabilities	4,232,939	0.93%	4,159,630	1.22%	4,158,306	1.04%	4,138,772	1.32%
Non-interest bearing demand deposits	802,385		680,637		751,345		639,837
Other liabilities	41,977		34,888		40,051		36,573
Shareholders' equity	683,694		638,656		656,684		625,061
Total Liabilities and Shareholders' Equity	$ 5,760,995		$ 5,513,811		$ 5,606,386		$ 5,440,243
Taxable equivalent net interest spread		3.34%		3.39%		3.36%		3.48%
Taxable equivalent net interest margin		3.50%		3.56%		3.53%		3.66%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $0.9 million for the three months ended December 31, 2012 and 2011, and $4.0 million and $4.3 million for the year ended December 31, 2012 and 2011, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2012	2012	2012	2012	2011
Loans, including fees	$ 42,311	$ 41,423	$ 40,957	$ 41,964	$ 42,767
Interest and dividends on securities:
Taxable	7,677	7,722	8,471	8,590	8,862
Tax-exempt	3,129	3,113	3,079	3,079	3,059
Total interest and dividends on securities	10,806	10,835	11,550	11,669	11,921
Other interest income	55	30	38	47	52
Total interest and dividend income	53,172	52,288	52,545	53,680	54,740
Interest expense
Interest bearing demand deposits	395	397	393	405	487
Money market deposits	397	487	493	742	1,108
Savings deposits	168	202	200	295	337
Certificates of deposit	6,321	6,450	6,621	6,979	7,347
Total interest expense on deposits	7,281	7,536	7,707	8,421	9,279
Federal Home Loan Bank borrowings	789	1,020	1,288	1,377	1,456
Other short-term borrowings	976	1,169	1,156	1,178	1,232
Junior subordinated debt owed to unconsolidated subsidiary trusts	840	869	854	874	839
Total interest expense	9,886	10,594	11,005	11,850	12,806
Net interest income	43,286	41,694	41,540	41,830	41,934
Provision for credit losses	3,272	4,497	5,903	6,202	9,631
Net interest income after provision for credit losses	40,014	37,197	35,637	35,628	32,303
Non-interest income
Trust fees	4,655	4,379	4,258	4,753	4,198
Service charges on deposits	4,565	4,362	4,218	3,993	4,638
Electronic banking fees	2,807	2,846	2,920	2,763	2,603
Net securities brokerage revenue	1,284	1,131	1,114	1,075	1,048
Bank-owned life insurance	870	891	874	880	864
Net gains on sales of mortgage loans	1,015	993	599	268	679
Net securities gains	752	316	1,294	100	865
Net loss on other real estate owned and other assets	(7)	(48)	(282)	32	(312)
Other income	1,656	1,092	899	1,458	1,185
Total non-interest income	17,597	15,962	15,894	15,322	15,768
Non-interest expense
Salaries and wages	15,885	14,758	13,955	14,315	14,633
Employee benefits	5,924	5,000	4,920	5,618	4,456
Net occupancy	2,771	2,654	2,703	2,776	2,805
Equipment	2,604	2,300	2,144	2,174	2,193
Marketing	953	795	1,716	771	1,281
FDIC insurance	937	951	965	1,045	1,008
Amortization of intangible assets	570	519	524	537	588
Restructuring and merger-related expense	2,370	1,518	-	-	-
Other operating expenses	9,567	8,295	9,157	8,429	8,530
Total non-interest expense	41,581	36,790	36,084	35,665	35,494
Income before provision for income taxes	16,030	16,369	15,447	15,285	12,577
Provision for income taxes	3,380	3,463	3,449	3,295	1,940
Net Income	$ 12,650	$ 12,906	$ 11,998	$ 11,990	$ 10,637

Taxable equivalent net interest income	$ 44,971	$ 43,370	$ 43,197	$ 43,488	$ 43,581

Per common share data
Net income per common share - basic	$ 0.46	$ 0.48	$ 0.45	$ 0.45	$ 0.40
Net income per common share - diluted	$ 0.46	$ 0.48	$ 0.45	$ 0.45	$ 0.40
Dividends declared	$ 0.18	$ 0.18	$ 0.17	$ 0.17	$ 0.16
Book value (period end)	$ 24.45	$ 24.73	$ 24.34	$ 24.11	$ 23.80
Tangible book value (period end) (1)	$ 13.34	$ 14.17	$ 13.76	$ 13.50	$ 13.17
Average common shares outstanding - basic	27,523,958	26,664,882	26,647,050	26,628,025	26,629,360
Average common shares outstanding - diluted	27,549,655	26,672,849	26,650,325	26,631,187	26,629,688
Period end common shares outstanding	29,214,660	26,665,519	26,664,644	26,627,689	26,629,360
Full time equivalent employees	1,507	1,366	1,404	1,371	1,368

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2012		2012		2012		2012		2011
Non-performing assets:
Troubled debt restructurings - accruing	$ 24,281		$ 24,858		$ 28,165		$ 27,900		$ 29,411
Non-accrual loans:
Troubled debt restructurings	15,001		9,449		11,159		16,935		17,287
Other non-accrual loans	24,371		24,841		28,793		36,139		40,205
Total non-accrual loans	39,372		34,290		39,952		53,074		57,492
Total non-performing loans	63,653		59,148		68,117		80,974		86,903
Other real estate and repossessed assets	5,988		3,951		3,918		3,178		3,029
Total non-performing assets	$ 69,641		$ 63,099		$ 72,035		$ 84,152		$ 89,932

Past due loans (1):
Loans past due 30-89 days	$ 20,843		$ 17,332		$ 15,117		$ 15,034		$ 19,888
Loans past due 90 days or more	5,294		3,560		3,639		3,146		5,135
Total past due loans	$ 26,137		$ 20,892		$ 18,756		$ 18,180		$ 25,023

Criticized and classified loans (2):
Criticized loans	$ 86,777		$ 102,792		$ 122,854		$ 129,312		$ 141,195
Classified loans	85,960		94,613		100,436		107,757		116,973
Total criticized and classified loans	$ 172,737		$ 197,405		$ 223,290		$ 237,069		$ 258,168

Loans past due 30-89 days / total portfolio loans	0.57%		0.52%		0.46%		0.47%		0.61%
Loans past due 90 days or more / total portfolio loans	0.14		0.11		0.11		0.10		0.16
Non-performing loans / total portfolio loans	1.73		1.76		2.08		2.51		2.68
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.89		1.88		2.20		2.61		2.77
Criticized and classified loans / total portfolio loans	4.68		5.89		6.82		7.35		7.97

Allowance for loan losses
Allowance for loan losses	$ 52,699		$ 53,476		$ 53,610		$ 54,395		$ 54,810
Provision for credit losses	3,272		4,497		5,903		6,202		9,631
Net loan and deposit account overdraft charge-offs	4,124		4,566		6,805		6,617		9,921

Annualized net loan charge-offs /average loans	0.47%		0.54%		0.84%		0.82%		1.22%
Allowance for loan losses/total portfolio loans	1.43%		1.59%		1.64%		1.69%		1.69%
Allowance for loan losses/non-performing loans	0.83	x	0.90	x	0.79	x	0.67	x	0.63	x
Allowance for loan losses/non-performing loans and
loans past due	0.59	x	0.67	x	0.62	x	0.55	x	0.49	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2012		2012		2012		2012		2011
Capital ratios
Tier I leverage capital	8.67%		9.11%		8.94%		8.81%		8.71%
Tier I risk-based capital	12.82		13.20		13.11		12.89		12.68
Total risk-based capital	14.07		14.45		14.36		14.14		13.93
Average shareholders' equity to average assets	11.87		11.80		11.66		11.52		11.58
Tangible equity to tangible assets (3)	6.77		7.13		7.00		6.76		6.68

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands)	2012	2012	2012	2012	2011	2012	2011
Return on average tangible equity:
Net income (annualized)	$ 50,325	$ 51,345	$ 48,255	$ 48,223	$ 42,201	$ 49,544	$ 43,809
Plus: amortization of intangibles (annualized) (1)	1,473	1,342	1,370	1,405	1,516	1,398	1,566
Net income before amortization of intangibles (annualized)	51,798	52,687	49,625	49,628	43,717	50,942	45,375

Average total shareholders' equity	683,694	655,666	648,014	639,180	638,656	656,684	625,061
Less: average goodwill and other intangibles	(290,054)	(281,820)	(282,339)	(282,849)	(283,406)	(284,270)	(284,304)
Average tangible equity	393,640	373,846	365,676	356,331	355,250	372,414	340,757

Return on average tangible equity	13.16%	14.09%	13.57%	13.93%	12.31%	13.68%	13.32%

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011
Tangible book value:
Total shareholders' equity	$ 714,184	$ 659,322	$ 649,112	$ 642,001	$ 633,790
Less: goodwill and other intangible assets	(324,465)	(281,570)	(282,088)	(282,612)	(283,150)
Tangible equity	389,719	377,752	367,024	359,389	350,640

Common shares outstanding	29,214,660	26,665,519	26,664,644	26,627,689	26,629,360

Tangible book value	$ 13.34	$ 14.17	$ 13.76	$ 13.50	$ 13.17

Tangible equity to tangible assets:
Total shareholders' equity	$ 714,184	$ 659,322	$ 649,112	$ 642,001	$ 633,790
Less: goodwill and other intangible assets	(324,465)	(281,570)	(282,088)	(282,612)	(283,150)
Tangible equity	389,719	377,752	367,024	359,389	350,640

Total assets	6,078,717	5,576,959	5,525,405	5,600,643	5,536,030
Less: goodwill and other intangible assets	(324,465)	(281,570)	(282,088)	(282,612)	(283,150)
Tangible assets	5,754,252	5,295,389	5,243,317	5,318,031	5,252,880

Tangible equity to tangible assets	6.77%	7.13%	7.00%	6.76%	6.68%

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

Diluted earnings per share excluding restructuring and merger-related expense:
Calculated by subtracting tax effected restructuring and merger-related expense from net income and dividing by diluted average shares outstanding.

(1) Tax effected at 35%.